Exhibit 1

     NEWS RELEASE MPM TECHNOLOGIES INC.


                        MPM ANNOUNCES DEPARTURE OF PRESIDENT
                         AND DISPUTE WITH FINACIAL ADVISOR.


     Spokane, WA - January 30, 2001, - MPM Technologies, Inc. (NASDAQ: MPML) announced today that it has terminated for cause Return on Equity (ROE), a merchant bank engaged by MPM to provide consulting services and identify and structure one or more mergers or acquisitions. Joseph Kilraine has returned to ROE. In the interim, Michael Luciano, MPM's Chairman of the Board and Chief Executive Officer, has assumed Mr. Kilraine's responsibilities as President and Chief Operating Officer of MPM.

     Michael Luciano stated that after announcing the restructuring of the acquisition of ST2EP, LLC on December 29, 2000, ROE had taken a series of actions that caused MPM to reconsider the proposed business combinations. Mr. Luciano stated that MPM intends to undertake further due diligence and discussions to restructure the ST2EP transaction, and explore with ST2EP, LLC a possible transaction on different terms, which are advantageous to MPM and its stockholders.

     Mr. Michael Porter, President of ST2EP, LLC, stated, "ST2EP is fully committed to finalizing our agreement during the restructure discussions with MPM Technologies."

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of MPM and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, reliance by MPM on representations by ROE in connection with the ST2EP transaction, the fact that there is no assurance that any restructured transaction will be consummated, the risks associated with the ability of MPM to continue its expansion strategy, variations in stocks prices, general market conditions, and competition and pricing, all of which involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. MPM expressly disclaims any intent or obligation to update these forward-looking statements.

     For more information, contact:
     Robert D. Little
     Tel: (509) 326-3443
     Fax: (509) 326-3228
     e-mail: info@mpmtech.com